Exhibit 10.40

Jacqueline A. Denning
425 Market Street, Suite 1050
San Francisco, CA 94105
Tel 415 536-1068 Fax 415 536-1098
Fransheska Saldana
Pharmacyclics, Inc.
995 E. Argues Ave.
Sunnyvale, CA 94085
RE: Amendment No. 8 to the Lease Agreement between Metropolitan Life Insurance company and Pharmacyclics Inc.
Dear Ms. Saldana,
Enclosed is your executed copy of the above referenced Amendment. Additionally, please submit payment for legal fees to Allen Matkins as noted on the attached invoice.
Feel free to call me if you have any questions.
Best regards,

/s/ Jacqueline A. Denning
Jacqueline A. Denning
Director, MetLife REI
cc: Chet Socco, Property Manager, CB Richard Ellis

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Exhibit 10.40

Allen Matkins Leek Gamble Mallory & Natsis LLP
Attorneys at Law
Three Embarcadero Center, 12th Floor 1 San Francisco, CA 94111-4074
Telephone: 415.837.1515 1 Facsimile: 415.837.1516
INVOICE

METROPOLITAN LIFE INSURANCE CO.	Re: LICENSE AGREEMENT WITH PHARMACYCLICS	May 21, 2013
MATTER #235580-00053		Invoice #235580-00053 ATTY: 1591

Description of Services Rendered	Amount

Representation of Landlord in connection with Eighth Amendment to Lease with Pharmacyclics (License Agreement)
Total Fees	$6,900.00

Description of Disbursement	Amount

Costs (including color copy and messenger costs)	50.00

TOTAL FEES	$6,900.00
TOTAL DISBURSEMENTS	50.00

TOTAL DUE THIS MATTER	$6,950.00

Please pay by check sent to the above address to the attention of Nancy Lundeen or by wire transfer in accordance with the following instructions:
Wells Fargo Bank
333 South Grand Avenue
Los Angeles CA 90071
ABA Routing Number: 121 000 248
Account Number: 4600 188353
For the account of Allen Matkins Leck Gamble Mallory & Natsis LLP
(Refer to Client Code 235580-053)

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Exhibit 10.40

EIGHTH AMENDMENT TO NEW LEASE
This Eighth Amendment to New Lease (this “Amendment”) is entered into as of April 22, 2013 (the “Effective Date”), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Landlord”), and PHARMACYCLICS, INC., a Delaware corporation (“Tenant”), with reference to the following facts (“Recitals”):
A.Landlord and Tenant are the current parties to that certain Lease and Lease Termination Agreement dated as of June 14, 2000, as modified by that certain First Amendment to New Lease dated as of April 10, 2001, that certain Second Amendment to New Lease dated as of June 29, 2001, that certain Third Amendment to New Lease dated as of February 5, 2003, that certain Fourth Amendment to New Lease dated as of August 14, 2006, that certain Fifth Amendment to New Lease dated as of July 11, 2008, that certain Sixth Amendment to New Lease dated as of January 20, 2011, and that certain Seventh Amendment to New Lease dated as of February 14, 2012 (collectively, the “Existing Lease”), with respect to certain premises more particularly described therein commonly known as 995, 997 and 999 E. Argues Avenue, Sunnyvale, California (the “Premises”). The real property on which the Premises are located is referred to herein as the “Property.”
B.    Tenant and THERESA L. HESSLER AND JOHN G. HESSLER, AS TRUSTEES OF THE HESSLER 2007 REVOCABLE TRUST, MARK DELLAMANO, JOHN DELLAMANO and JOSEPH DELLAMANO, as tenants in common (“Dellamano”) have entered into that certain Lease dated as of October 31, 2012 (the “970 Stewart Lease”) for certain premises located at 968-970 Stewart Drive, Sunnyvale, California (the “970 Stewart Premises”). The real property on which the 970 Stewart Premises are located is referred to herein as the “970 Stewart Property.”
C.    Tenant desires to construct, operate and maintain a driveway and above-ground interconnection cabling between the 970 Stewart Premises and the Premises.
D.    Tenant intends to enter into a license agreement with Dellamano, on terms similar to those set forth in this Amendment, to install, operate and maintain the driveway and cabling on a portion of the 970 Stewart Property (the “Dellamano License Agreement”).
E.    Landlord is willing to grant Tenant a license to install, operate and maintain a walkway, driveway, above-ground interconnection cabling and associated landscaping between the 970 Stewart Property and the Property on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise; provided, however, that the term “Lease” as used herein and, from and after the Effective Date, in the Existing Lease shall refer to the Existing Lease as modified by this Amendment.

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Section 2.    Grant of License. Subject to the provisions hereof, Landlord hereby grants to Tenant, during the License Term (as defined in Section 4 below), a non-exclusive license (hereafter referred to as the “License”) to construct, maintain, install, operate, repair and remove, on the portions of the Property shown cross-hatched on Exhibit A attached hereto (such portions are referred to collectively as the “License Area”), the following: (i) a driveway for vehicular access between the 970 Stewart Premises and the Premises over that portion of the License Area designated as “Driveway Area,” (ii) a walkway for pedestrian access between the 970 Stewart Premises and the Premises over that portion of the License Area designated as “Walkway Area,” (iii) above-ground cables, utility lines and transmission lines connecting the Premises and the 970 Stewart Premises, with respect to the cables, utility lines and transmission lines used by the Premises and the 970 Stewart Premises only, over that portion of the License Area designated as “Utilities Area.” and (iv) associated landscaping over that portion of the License Area designated as “Landscape Area” (the improvements described in the foregoing clauses (i), (ii), (iii) and (iv) are collectively referred to herein as the “Improvements”). Landlord acknowledges and agrees that Tenant shall remove any fencing or other similar barriers in the License Area. During the License Term, the License Area and the Improvements may be used by Tenant and its employees, agents, guests, invitees, permitted assignees, sublessees, contractors and subcontractors for the purposes set forth in this Section 2. Tenant acknowledges that the License does not constitute an easement and does not run with the land.
Section 3.    Incidental Rights. Tenant shall have non-exclusive access to the Property to the extent necessary for access to the License Area and to perform any construction, maintenance, installation, repair or removal of the Improvements.
Section 4.    License Term. The term of the License (the “License Term”) shall commence on the date on which both this Amendment and the Dellamano License Agreement have been fully executed and shall terminate on the earlier of (i) the date of expiration or earlier termination of the Lease, (ii) the date of expiration or earlier termination of the 970 Stewart Lease, or (iii) the termination of the License pursuant to the provisions of Section 8 or Section 10 below. During the License Term, the License shall be irrevocable, except as otherwise provided in Section 8 below.
Section 5.    Construction; Access.
(a)    In connection with the construction or installation of the Improvements, Tenant shall have the right to do all work necessary to prepare, maintain and alter the License Area, including, but not limited to, removing any fences; provided, however, that Tenant shall have no right to perform any trenching or other subsurface work whatsoever, except for shallow landscape excavation on the License Area in accordance with Paragraph 3.1 of that certain Covenant and Environmental Restriction on Property dated as of March 1, 2013, between Landlord and the California Regional Water Quality Control Board for the San Francisco Bay Region, which was recorded against the Property on March 20, 2013, as Instrument No. 22138344. Prior to commencing construction or installation of the Improvements, Tenant shall (i) obtain Landlord’s prior written consent as to the plans and specifications for the Improvements, which consent shall not be unreasonably withheld except in connection with subsurface improvements with respect to which Landlord may withhold its consent in its sole and absolute discretion, and (ii) obtain all governmental licenses, permits and approvals required for such construction. All of Tenant’s construction and installation work shall be performed at Tenant’s sole cost and expense and in a good and workmanlike manner. Upon completion of the construction and installation of the Improvements described in clauses (i), (ii) and (iii) of Section 2 above, Tenant shall restore any landscaping to the condition that existed prior to such construction or installation, subject to Tenant’s right to install the landscaping portion of the Improvements in accordance with the plans and specifications approved by Landlord. Prior to the expiration or within thirty (30) days after the earlier termination of the License Term, Tenant shall remove all Improvements and shall restore the License Area to its original condition as of the date of this Amendment, except to the extent (if any) that Landlord gives Tenant notice that certain Improvements should not be removed. Tenant’s obligations under this Section 5(a) shall survive the expiration or earlier termination of the Lease.

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(b)    During the License Term, Tenant, its employees, agents, guests, invitees, contractors, subcontractors and permitted assigns shall be entitled to have access to the License Area for the purposes set forth in Section 2 above, twenty-four (24) hours a day, seven (7) days a week, at no charge to Tenant, unless such access is restricted, prevented, prohibited or suspended due to an emergency, damage or destruction, condemnation or governmental law, ordinance, rule, restriction or regulation.
Section 6.    Limitations on License.
(a)    Tenant shall give Landlord not less than ten (10) business days’ prior written notice before Tenant commences, or causes to be commenced, construction or installation of the Improvements, or any of them.
(b)    Tenant shall obtain, or cause to be obtained, at Tenant’s sole cost and expense, all appropriate permits and governmental approvals required to construct or install the Improvements.
(c)    In connection with the construction or installation of the Improvements and the repair, maintenance and replacement of the same, Tenant shall not cause or permit any interruption of utility services to any portion of the Property or the building located thereon other than the Premises.
(d)    Tenant shall cause the Improvements to be constructed or installed in a lien-free manner, and if any mechanic’s or materialmen liens shall arise as a result of, or related to, the construction or installation of the Improvements, or any portion thereof, Tenant shall, at its sole cost, cause such lien(s) to be removed (or bonded over) within ten (10) business days following the date Tenant receives notice of the existence of such lien(s). Notwithstanding anything to the contrary set forth in the Lease, in the event that any such lien is not released and removed on or before the ten (10) business day period described above, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums and costs, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be paid or reimbursed to Landlord within thirty (30) days after Landlord’s written demand. Landlord shall have the right to post notices of non-responsibility in connection with any work performed by Tenant or its agents or contractors in connection with this Amendment. Tenant shall indemnify, defend, protect and hold harmless Landlord and its employees, officers, directors, shareholders, agents, manager, consultants, affiliates and the Property and the building located thereon from and against, the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under Tenant. The provisions of this subparagraph (d) shall survive the expiration or earlier termination of the Lease.
Tenant shall, at its sole cost, take all steps necessary to ensure that any conditions on the Property or the building located thereon created by the construction, installation, maintenance, repair, restoration or removal of the Improvements will not injure Landlord or any of its agents, employees, contractors, invitees, licensees or other tenants and will not materially interfere with Landlord’s or any of its other tenants’ or occupants’ use of the building or parking areas located on the Property (other than the License Area during the construction of the Improvements thereon). In connection with the construction, installation, maintenance, repair, restoration and removal of the Improvements, Tenant shall, at its sole cost, take reasonable steps to minimize any interference with Landlord’s and any other tenant’s or occupant’s use of the Property or the building located thereon.
(e)    The costs of construction, installation, maintenance, repair, restoration and removal of the Improvements pursuant to the terms of this Amendment shall be borne solely by Tenant, and Landlord shall not be responsible or liable for any of such costs.

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Exhibit 10.40

(f)    Tenant shall promptly repair, at Tenant’s sole cost, any damage to the Property and/or the building located thereon caused by the construction, installation, maintenance, repair, restoration and removal of the Improvements, or any portion thereof. The provisions of this subparagraph (g) shall survive the expiration or termination of the Lease.
(g)    Tenant shall indemnify, defend, protect and hold Landlord and its employees, officers, directors, shareholders, agents, manager, consultants, affiliates and the Property and the building located thereon harmless from and against any and all claims, liens, losses, claims, liabilities, actions, causes of action, claims, damages, demands, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or related to (i) Tenant’s and/or any of its agents’, employees’, contractors’, subcontractors’, guests’, invitees’, licensees’, permitted assignees’, sublessees’ and/or other representatives’ use of the License Area, (ii) construction, installation, maintenance, repair, removal and/or restoration of the Improvements and/or other activities on or around the Property or the building located thereon, or (iii) any breach of this Amendment by Tenant. The provisions of this subparagraph (h) shall survive the expiration or termination of the Lease.
Section 7.    Insurance. During the License Term, the scope of all insurance required to be maintained by Tenant under the Lease shall be expanded, as necessary, to cover the Improvements and the use of the License Area by Tenant and its employees, agents, guests, invitees, permitted assignees, sublessees, contractors and subcontractors. Tenant shall deliver certificates of such insurance policies to Landlord on or before the date Tenant enters the Property for the purpose of commencing work thereon pursuant to this Amendment and at least ten (10) days before the respective expiration dates of such policies.
Section 8.    Default and Termination of License. In addition to the Events of Default set forth elsewhere in the Lease, the following shall constitute an “Event of Default”: in the event Tenant defaults in the performance of any of the terms and conditions set forth in Sections 2, 5, 6 or 7 of this Amendment, and such default continues for more than thirty (30) days after notice thereof from Landlord to Tenant; provided, however, that if the default cannot reasonably be cured within such 30-day period and if Tenant shall commence to cure such default within such 30-day period and thereafter diligently prosecute such cure to completion, then such cure period shall be extended to a reasonable period of time for such cure (not to exceed ninety (90) days) following such notice of default from Landlord to Tenant. If Tenant shall default in the performance of its obligations under this Amendment, Landlord at any time thereafter and without notice may remedy such default for Tenant’s account and at Tenant’s expense without thereby waiving such default or any rights or remedies of Landlord on account of such default. Tenant acknowledges and agrees that the cure period for a default under this Amendment is shorter than the cure period for other defaults under the Lease. Tenant further acknowledges and agrees that Landlord’s remedies for Tenant’s default under this Amendment as set forth in this Section 8 are in addition to Landlord’s remedies set forth elsewhere in the Lease.
Section 9.    Surrender. Upon the expiration or within thirty (30) days after the earlier termination of the License Term, Tenant shall surrender the License Area in the same condition as received, less ordinary wear and tear, casualty and condemnation and any damage not caused by Tenant or any of its agents, employees, contractors, subcontractors, guests, invitees, licensees, assignees, sublessees and/or other representatives and shall remove all Improvements from the License Area and restore the License Area to the condition prior to the installation of the Improvements.
Section 10.    Condemnation. If a condemning authority takes all or a portion of the Property, which in Tenant’s opinion is sufficient to render the License Area unsuitable for Tenant’s use, then Tenant may terminate the License Term as of the date when possession is delivered to the condemning authority. In any condemnation proceeding, as between Landlord and Tenant hereunder, Landlord shall be entitled to one hundred percent of the award allocable to the land comprising the Property, including, without limitation, the License Area, and all improvements thereon, including, without limitation, the Improvements. Sale of

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Exhibit 10.40

all or part of the License Area to a purchaser with the power of eminent domain in the face of the exercise of its power of eminent domain, shall be treated as a taking by a condemning authority.
Section 11.    Assignment. A permitted assignee of the Lease or a permitted subtenant shall have the right to use the License Area, subject to the terms of this Amendment. As a condition to the effectiveness of such assignment or transfer, Tenant shall cause such assignee, transferee or sublessee, as the case may be, to assume in writing all of Tenant’s obligations under this Amendment. Except as otherwise expressly provided above, Tenant may not assign the License or any interest herein or any rights under Sections 2 through 6 of this Amendment. Any purported assignment by Tenant that is not expressly permitted above shall be void and shall, at the option of Landlord, terminate the License.
Section 12.    Landlord’s Address for Notices. Landlord’s notice-address for purposes set forth in Section 23 of the Lease is hereby changed to:
Metropolitan Life Insurance Company
c/o CBRE, Inc.
701 Chesapeake Drive
Redwood City, CA 94063
Attn: Ms. Chet Socco
with copies to the following:
Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, CA 94105
Attn: Assistant Vice President
and
Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, CA 94105
Attn: Associate General Counsel
Section 13.    Ratification. Tenant represents to Landlord, as of the Effective Date, that: (a) the Lease is in full force and effect, has not been modified except as provided by this Amendment, and represents the entire agreement between the parties as to the Premises; (b) there are no defaults or unfulfilled obligations on the part of Landlord under the Lease and Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder; (c) Tenant is in possession of the entire Premises and has not transferred, assigned or sublet any portion thereof, and neither the Premises, nor any part thereof, is occupied by any subtenant or other party other than Tenant; and (d) there are no existing defenses or offsets or, to Tenant’s knowledge, claims or any basis for a claim, that Tenant has against Landlord.

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Exhibit 10.40

Section 14.    Brokers. Notwithstanding any other provision of the Lease to the contrary, Landlord and Tenant each respectively represents that it has had no dealings with any real estate broker or agent in connection with this Amendment, except Cornish & Carey Newmark Knight Frank, and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Tenant agrees to indemnify, protect, defend and hold harmless Landlord against and from all claims, liability, loss, damage, cost and expense arising out of any claims for brokerage commissions or fees by any other broker or agent claiming to represent or to have dealt with Tenant in connection with the subject matter of this Amendment. The foregoing representations and obligations shall survive the expiration or sooner termination of the Lease.
Section 15.    Time of Essence. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.
Section 16.    Attorneys’ Fees. Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).
Section 17.    Effect of Headings; Recitals; Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.
Section 18.    Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.
Section 19.    Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.
Section 20.    Counterparts. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. The parties contemplate that they may be executing

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counterparts of this Amendment transmitted by email transmission of a scanned PDF image or by facsimile and agree and intend that a signature transmitted in such manner by a party shall bind the party so signing with the same effect as though the signature were an original signature. Any party executing and delivering this Amendment by a scanned PDF image or by facsimile transmission shall promptly thereafter deliver a counterpart of this Amendment containing said party’s original signature to the other party.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

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Exhibit 10.40

TENANT:	PHARMACYCLICS, INC., a Delaware corporation

	By:	/s/ Robert W. Duggan

	Print Name:	Robert W. Duggan

	Title:	CEO
(Chairman of Board, President or Vice President)

By:

Print Name:

Title:
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

	By:	/s/ Jacqueline Denning
	Print Name:	Jacqueline Denning
	Title:	Director

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Exhibit 10.40

EXISTING BUILDING
EXISTING BUILDING
Landscape Area

EXHIBIT A
(page 2 of 2)

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Exhibit 10.40

LEGEND:
CONCRETE
ASPHALT PAVEMENT, MATCH EXISTING PAVEMENT AND AGGREGATE BASE THICKNESS
DETECTABLE WARNING SURFACE
Detectable Area
Landscape Area
kpff
Consulting Engineers
PHARMACYCLICS
970 STEWART AVENUE
SUNNYVALE, CALIFORNIA
REVISIONS
Date
Description
SITE PLAN
Plot Date: 4/24/2013
Project No.: 113504
Scale: 1:20
SCALE: 1" = 20'
C1.0

EXHIBIT A
(page 1 of 2)

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